                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       The Finance Company of Pennsylvania
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement., if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

         _______________________________________________________________________


      2) Aggregate number of securities to which transaction applies:

         _______________________________________________________________________


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________


      4) Proposed maximum aggregate value of transaction:

         _______________________________________________________________________


      5) Total fee paid:

         _______________________________________________________________________


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:_______________________________________________
      2)  Form, Schedule or Registration Statement No.:_________________________
      3)  Filing Party:_________________________________________________________
      4)  Date Filed:___________________________________________________________

                       THE FINANCE COMPANY OF PENNSYLVANIA
                        Public Ledger Building, Suite 630
                        150 South Independence Mall West
                             Philadelphia, PA 19106
                             Telephone: 215-925-1160


                   -------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To be Held on December 13, 2000


                   -------------------------------------------



   NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of The Finance Company of Pennsylvania (the Company), a Pennsylvania corporation, will be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner Sixth and Chestnut Streets, Philadelphia, Pennsylvania 19106, on December 13, 2000 at 10:30 a.m., Local Time, for the following purposes:

   1. To approve a new investment advisory contract between the Company and Cooke & Bieler, Inc.

   The stock transfer books of the Company will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on October 27, 2000, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the Special Meeting.


                                          By Order of the Board of Directors,

                                          DORANNE H. CASE
                                          Assistant Secretary/Treasurer

Dated: November 3, 2000





                   -------------------------------------------



IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING BUT WISH YOUR STOCK TO BE VOTED, PLEASE DATE, FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED STAMPED ENVELOPE. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                       THE FINANCE COMPANY OF PENNSYLVANIA
                        Public Ledger Building, Suite 630
                        150 South Independence Mall West
                             Philadelphia, PA 19106
                             Telephone: 215-925-1160



                   -------------------------------------------

                                 PROXY STATEMENT

                                     For the

               Special Meeting of Stockholders, December 13, 2000


                   -------------------------------------------


   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Finance Company of Pennsylvania (the Company) of proxies to be used at its Special Meeting of Stockholders to be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner Sixth and Chestnut Streets, Philadelphia, Pennsylvania 19106, on December 13, 2000 at 10:30 a.m., Local Time. This Proxy Statement and the enclosed form of Proxy were first sent to stockholders on or about November 3, 2000.

   If the enclosed form of Proxy is executed and returned, the shares represented by it will be voted, unless otherwise directed, on all matters that properly come before the meeting for a vote. If instructions are specified thereon such shares will be voted or will abstain in accordance with those instructions and, if no specification is made, the shares represented by the Proxy will be voted to approve the new Investment Advisory Contract with Cooke & Bieler, Inc. The Proxy may be revoked at any time prior to being voted at the Special Meeting by notice of revocation given to the Company at or before the Special Meeting, by the execution of a later-dated Proxy or by attending and voting at the Special Meeting.

   As of October 1, 2000, the Company had 54,045 outstanding shares of Common Stock, each share being entitled to one vote. The close of business on October 27, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting.

                           PROPOSAL TO APPROVE THE NEW
                          INVESTMENT ADVISORY CONTRACT

TERMINATION OF PREVIOUS INVESTMENT ADVISORY CONTRACT; INTERIM AGREEMENT

   The Board of Directors of the Company recommends that the stockholders approve a new Investment Advisory Contract pursuant to which Cooke & Bieler, Inc. will continue to act as the Company's Investment Adviser. Cooke & Bieler has been the investment adviser to the Company for over 13 years and has been a wholly owned subsidiary of United Asset Management Company (UAM) since 1986. The previous Investment Advisory Contract was initially approved on April 28, 1987 and was most recently approved for continuance by the Board, including a majority of the Independent Directors, on January 19, 2000. As a result of a change in control of Cooke & Bieler, the previous Investment Advisory Contract terminated by its own terms. The Company and Cooke & Bieler entered into an interim agreement designed to cover the period between the termination and the stockholder vote on the new contract.

CHANGE IN CONTROL OF COOKE & BIELER

   On June 16, 2000, Old Mutual plc, a United Kingdom-based financial services group with a substantial life assurance business in South Africa and other southern African countries and an integrated, international portfolio of activities in asset management, banking and general insurance, and United Asset Management Corporation, the parent company of Cooke & Bieler, entered into an Agreement and Plan of Merger for Old Mutual to acquire UAM for $25 per share (subject to possible downward adjustment depending on UAM's revenues) through a tender offer and merger (the UAM Transaction).

   Consummation of the UAM Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the 1940 Act), of the Investment Advisory Contract with Cooke & Bieler. As required by contract and the 1940 Act, the previous Investment Advisory Contract automatically terminates in the event of its assignment. In anticipation of the UAM Transaction, the Company's Board proposed continuation of the advisory services under a new Investment Advisory Contract between the Company and Cooke & Bieler for approval by the Company's stockholders. The Board also approved continuation of the investment advisory services with Cooke & Bieler until stockholder approval of the new Investment Advisory Contract under an interim advisory contract in accordance with Rule 15(f)(4) under the 1940 Act. Compensation earned by Cooke & Bieler under the interim contract is held in an interest-bearing escrow account pending stockholder approval for a period of up to 150 days from the termination of the previous Investment Advisory Contract. If stockholders approve the new Investment Advisory Contract, the amount held in escrow, plus interest, will be paid to Cooke & Bieler. If stockholders do not approve the proposed Investment Advisory Contract, Cooke & Bieler will be paid the lesser of the costs incurred in performing its services under the interim contract or the total amount in the escrow account, plus interest earned.

   Section 15(f)(1) under the 1940 Act provides that affiliated persons of an investment adviser (such as UAM) may receive an amount or benefit in connection with the sale of a controlling block of the adviser's stock if (1) for a period of three years after the sale, at least 75% of the members of the Board of the investment company receiving advice from the adviser (such as the Company) are not "interested persons" of the adviser and (2) there is no unfair burden imposed on the investment company as a result of the transaction. The Company has never had an interested person of Cooke & Bieler on its Board, nor will it ever have such a person on its Board. An "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the change in control of Cooke & Bieler whereby the investment adviser, or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Company is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on itself as a result of the change in control of Cooke & Bieler. Accordingly, the safe harbor provision of Section 15(f)(1) of the 1940 Act would appear to be applicable to the subject change in control.

PROPOSED NEW INVESTMENT ADVISORY CONTRACT

   The new Investment Advisory Contract requires Cooke & Bieler to furnish reports, statistical research services, and advice and recommendations with respect to the Company's portfolio of securities and investments. Final investment decisions are made by the Company's Board of Directors. Cooke & Bieler is not a broker and therefore the Investment Advisory Contract provides that, with the approval of the Company's management, Cooke & Bieler may select such brokers, from time to time, as may appear to be in the best interest of the Company.

   The new Investment Advisory Contract, unless terminated, continues until April 30, 2002 and thereafter until April 30 of each year, provided that such continuance is specifically approved at least annually either by the Board of Directors of the Company or by the vote of a majority of the Company's outstanding shares and, in either case, by the vote of a majority of the Company's directors who are not parties to the contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Contract may be terminated at any time without penalty by either party on sixty days' written notice and will automatically terminate in the event of any assignment. No director of the Company is an interested party of Cooke & Bieler, UAM or Old Mutual.

   Under the new Investment Advisory Contract the Company agrees to pay monthly to the Investment Adviser a fee equal to one-twelfth (1/12) of fifty one hundredths of one percent (0.50%) of the net asset value of the Company at the end of the preceding month. The fee aggregates one-half of one percent per year. The Investment Advisory Contract excludes from the calculation of net asset value, for purposes of the fee, the Company's holdings in PNC Financial Services Group, Pennsylvania Warehousing & Safe Deposit Company and their successors, U.S. Treasury Notes and Bonds and such other holdings as may be mutually agreed upon by the Company and Cooke & Bieler. The Board believes the exclusion of the two companies is appropriate since the officers and directors have particularly close knowledge of each of them.

   Except for its operative dates, the new Investment Advisory Contract is identical to the previous one.

BOARD CONSIDERATIONS

   The Board of Directors of the Company has approved, subject to stockholder approval, the new Investment Advisory Contract with Cooke & Bieler which is identical in all material respects to the contract terminated by the assignment and is attached to this Proxy as Exhibit A. The new Investment Advisory Contract will be effective upon approval by the Company's stockholders.

   The Board concluded that the services which Cooke & Bieler propose to perform under the new contract are the same as, and thus at least equivalent to, the scope of quality of services provided under the previous contract.

   According to Cooke & Bieler, Old Mutual intends to allow Cooke & Bieler to maintain its independence and will not reduce the nature or quality of its new subsidiary's services to its clients. The same officers of Cooke & Bieler will continue to control the firm's operations and there will be no change in operating procedures or investment philosophy.

   On September 20, 2000, the Board of Directors of the Company, including a majority of those directors who are not interested persons of any party to the new Investment Advisory Contract, approved the contract with Cooke & Bieler for a period from December 13, 2000 to April 30, 2002. No Director of the Company is affiliated with Cooke & Bieler.

COOKE & BIELER, INC.

   Cooke & Bieler is a Pennsylvania corporation with its offices at 1700 Market Street, Suite 3222, Philadelphia, Pennsylvania 19103. As of June 30, 2000, it had approximately $1.9068 billion under management.

   The name, address and principal occupation of the principal executive officer and each director of Cooke & Bieler is as follows:

   PRINCIPAL EXECUTIVE OFFICER
   Robert B. Arthur, Partner & Director
   Cooke & Bieler, Inc.
   1700 Market Street
   Philadelphia, PA  19103

   DIRECTORS
   Robert B. Arthur, Partner & Director of Cooke & Bieler
   Cooke & Bieler, Inc.
   1700 Market Street
   Philadelphia, PA  19103

   Kermit S. Eck, Principal & Director of Cooke & Bieler
   Cooke & Bieler, Inc.
   1700 Market Street
   Philadelphia, PA  19103

   John J. Medveckis, Partner & Director of Cooke & Bieler
   Cooke & Bieler, Inc.
   1700 Market Street
   Philadelphia, PA  19103

   Cooke & Bieler advises four other investment companies, one of which, C&B Equity Portfolio, has an investment objective similar to the Company's.

   Cooke & Bieler has only one class of capital stock outstanding, all of which is owned by UAM. UAM is a Delaware corporation with its registered office at One International Place, Boston, Massachusetts 02110.

   During the years 1997, 1998 and 1999, the Company paid investment advisory fees to Cooke & Bieler in the amount of $115,562, $110,100 and $106,438, respectively.

SHAREHOLDER APPROVAL

   Approval of a new Investment Advisory Contract requires the affirmative vote of the holders of a majority of the Company's outstanding shares (defined as the lesser of (a) 67% of the Company's shares present at a meeting if the holders of more than 50% of the Company's outstanding shares are present in person, or by proxy, or (b) more than 50% of the Company's outstanding shares).

   The Board of Directors recommends that you vote "FOR" the approval of the new Investment Advisory Contract.

                             ADDITIONAL INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

   Information about the Company's current Directors and principal executive officers is set forth below. Each officer of the Company will hold such office until a successor has been elected by the Board of directors. As of October 1, 2000, the Directors and officers of the Company owned an aggregate of less than 1% of the outstanding shares of the Company.


                                                                   SHARES OWNED
     NAME AND YEAR                                                BENEFICIALLY(1)
   He First Became a                                               as of Oct. 1,     TERM
       Director                    PRINCIPAL OCCUPATION                2000         EXPIRES

Charles E. Mather III*    President of the Company; he is               270(2)        2002
        1981              President and Director of Mather &
                          Co. (insurance brokers), with which
                          he has been associated for more than
                          five years; President and Director of
                          Christiana Bank & Trust Co.,
                          Greenville, DE, and The Buttonwood
                          Funds, Inc. (a registered investment
                          company). He is 66 years old.

                                                                   SHARES OWNED
     NAME AND YEAR                                                BENEFICIALLY(1)
   He First Became a                                               as of Oct. 1,     TERM
       Director                    PRINCIPAL OCCUPATION                2000         EXPIRES

  Frank A. Wood, Jr.      Secretary-Treasurer of the Company;             15          2001
        1975              he retired as Vice President,
                          Provident National Bank on August 1,
                          1986, with which he had been associated
                          for more than five years; President and
                          Director of Pennsylvania Warehousing
                          and Safe Deposit Company. He is 80 years
                          old.

  Jonathan D. Scott       Senior Vice President, PNC Bank Corp.           --          2003
        1990              with which he has been associated for
                          more than five years; Director of
                          Pennsylvania Warehousing and Safe
                          Deposit Company.  He is 48
                          years old.

Herbert S. Riband, Jr.    Of counsel to the law firm of Saul,             25          2001
        1994              Ewing, Remick and Saul, with which he
                          has been associated for more than five
                          years. He is 64 years old.

  Shaun F. O'Malley       Chairman Emeritus PricewaterhouseCoopers        10          2003
        1996              LLP; retired June 30, 1995 as Chairman
                          of Price Waterhouse World Organization
                          and U.S. Firm, with which he had been
                          associated for more than five years;
                          Director of The Philadelphia
                          Contributionship, Horace Mann Educators
                          Corp., Vlasic Foods International, Coty,
                          Inc. and Regulus Group LLC. He is 65
                          years old.


--------------------
(1) For purposes of this Proxy Statement, beneficial ownership of shares is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of the shares, regardless of any economic interest therein.
(2) Includes 70 shares of Common Stock of the Company owned by Mr. Mather's wife, as to which Mr. Mather disclaims any beneficial interest. Not included in this amount are 27,830 shares of Common Stock of the Company held in a trust, as to which Mr. Mather has no power to vote or dispose but in which he has a 1/30th beneficial interest. Also includes 100 shares held in the Mather & Co. Profit Sharing Plan, of which Mr. Mather is co-trustee.

CERTAIN STOCKHOLDERS

   As of October 1, 2000, the following stockholders were beneficial owners, having voting and investment power, or sharing voting and investment power, of more than 5% of the capital stock of the Company:

   TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER      NO. OF SHARES    PERCENT OF CLASS

       Common        PNC Bank, sole trustee of various trusts,       28,981            53.62%
                       P.O. Box 7648, Philadelphia, PA  19101

       Common        PNC Bank, as co-trustee or adviser/agent         8,526            15.78%
                     of other accounts,
                       P.O. Box 7648, Philadelphia, PA  19101

                                  OTHER MATTERS

   The management knows of no other matters which are likely to be brought before the Special Meeting. However, if any other matters not now known properly come before the Special Meeting, the persons named in the enclosed Proxy, or their substitutes, will vote said Proxy in accordance with their judgment on such matters.

                                    EXPENSES

   The cost of preparing and mailing this Statement and the accompanying Notice of Special Meeting and Proxy, and any additional materials relating to the Meeting, and the cost of soliciting Proxies, will be borne by Cooke & Bieler.


                                       By Order of the Board of Directors,

                                       DORANNE H. CASE
                                       Assistant Secretary/Treasurer


Dated: November 3, 2000


                   -------------------------------------------


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED RETURN ENVELOPE.

                                                                       Exhibit A



                       The Finance Company of Pennsylvania
                        Public Ledger Building, Suite 630
                        150 South Independence Mall West
                             Philadelphia, PA 19106


Charles E. Mather III, President                                  (215) 351-4778
Frank A. Wood, Jr., Secretary-Treasurer
Doranne Case, Assistant Secretary-Treasurer


                               December ___, 2000


Cooke & Bieler, Inc.
1435 Walnut Street
Philadelphia, Pennsylvania  19102


      We herewith confirm our agreement with you as follows.

      We desire to employ our capital by investing and reinvesting the same in securities of the type and in accordance with the policies and limitations specified in our registration statement, Articles of Incorporation and By-Laws, as they may be amended from time to time, copies of each of which we have previously given you, and in such manner and to such extent as may from time to time be approved by our Board of Directors. We desire to employ you in the capacity of an investment adviser to supervise and assist us in the portfolio management of our business as indicated below.

      You will advise us with a view to safeguarding and increasing principal and with due regard to income requirements. You will prepare tabulations of the securities and review them at regular intervals and your officers and the members of your staff will be available for consultation. You will, upon request, as well as at regular intervals, prepare and submit valuations of our portfolio. You will also furnish, when you think it appropriate or upon request, memoranda and statistical data in connection with our account. Any final decisions with regard to our investments will, of course, rest with us.

      Subject to the approval of our officers and/or Board of Directors, you may select as broker for purchases and sales of portfolio securities those persons, partnerships or corporations who, in your best judgment, should so act as broker.

December ___, 2000
Page 2


      For your services under this Contract you are to receive from the Company a fee at the rate of one half of one percent (.5%) per annum, payable to you monthly on the last day of each month, said fee to be computed upon the value of the assets of the Company which you are managing ("Portfolio Value") at the end of the month immediately preceding the date of the payment. Portfolio Value shall equal the market value of the securities held in the Company's investment portfolio computed by the Company in the same manner as used by it for the purpose of redeeming its shares, less (a) the value of the holdings of the Company at the applicable dates in PNC Financial Services Group, Pennsylvania Warehousing & Safe Deposit Company, and their successors, and of United States Treasury Notes and Bonds; (b) the value of holdings of the Company at the applicable dates in such other companies as may from time to time be agreed upon by you and the Company; and (c) the amount of any accrued liability for the payment of taxes on the net gains from the sales of the Company's portfolio securities. In any event, the amount payable for any month shall not exceed one-twelfth (1/12) of one half of one percent (.5%) of the Portfolio Value at the end of the month immediately preceding the date of the payment. Your compensation for the period from the effective date hereof to the last day of December 2000 shall be prorated according to the proportion which such period bears to the full month, such compensation for the period from the end of the last month prior to such termination to the date of termination shall be prorated accordingly.

      This Contract shall continue until April 30, 2002, and thereafter shall continue automatically for successive annual periods ending April 30 of each year, provided that such continuance is specifically approved at least annually by our Board of Directors or by vote of a majority of our outstanding voting securities (used herein as defined in the Investment Company Act of 1940) and provided that any such continuance is approved by the vote of a majority of our directors, who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Contract may be terminated at any time, without the payment of any penalty, by our Board of Directors or by vote of a majority of our outstanding voting securities on sixty days' written notice to you, or by you on sixty days' written notice to us, and it shall be automatically terminated in the event of its assignment (as defined in said Act).

      This Contract may not be transferred, assigned, sold or in any manner hypothecated or pledged by you, but it may be amended by agreement between us when authorized by the affirmative vote of a majority of all the shares of our capital stock at the time outstanding and entitled to vote.

      This Contract shall be effective upon the approval of a majority of the Company's outstanding voting securities, assuming such approval is obtained prior to December ___, 2000.

December ___, 2000
Page 3


      If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.


                                  Very truly yours,

                                  THE FINANCE COMPANY OF PENNSYLVANIA



                                  By:___________________________
                                     President



Accepted:

COOKE & BIELER, INC.



By: ________________________________

Title: _____________________________

                       THE FINANCE COMPANY OF PENNSYLVANIA
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 13, 2000

THE UNDERSIGNED HEREBY APPOINTS HERBERT S. RIBAND, JR. AND FRANK A. WOOD, JR. OR EITHER ONE OF THEM, ACTING SINGLY IN THE ABSENCE OF THE OTHER, WITH FULL POWER OF SUBSTITUTION, THE PROXY OR PROXIES OF THE UNDERSIGNED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD IN THE INDEPENDENCE ROOM OF THE DOWNTOWN CLUB, PUBLIC LEDGER BUILDING, 11TH FLOOR, S.W. CORNER SIXTH AND CHESTNUT STREETS, PHILADELPHIA, PENNSYLVANIA 19106, ON WEDNESDAY, DECEMBER 13, 2000 AT 10:30 A.M., LOCAL TIME, OR ANY ADJOURNMENTS THEREOF, AND, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PRESENT, TO VOTE UPON THE FOLLOWING MATTERS.

I. PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY CONTRACT WITH COOKE & BIELER, INC.


         / / FOR                / / AGAINST            / / ABSTAIN

II.   SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM I.
--------------------------------------------------------------------------------


Said proxies will vote this Proxy in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR
ITEM I. The undersigned hereby acknowledges receipt of the Notice of said Special Meeting of Stockholders and the related Proxy Statement.

                                    ___________ Shares

                                    Dated: _____________________________, 2000


                                    __________________________________________

                                    __________________________________________
                                                  (Signature)
                                    (Signature should be exactly as name or
                                    names appear on this Proxy. If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)
                                    PLEASE DATE, SIGN AND RETURN PROMPTLY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.